EXHIBIT 10.9

                 AMENDMENT TO PURCHASE AND DEVELOPMENT AGREEMENT

       THE AGREEMENT ("Agreement") made as of the 16th day of February 2004 by and between Melling Consultancy Design ("MCD"), a sole proprietorship operating under the laws of the United Kingdom, and Viper Motorcycle Company (operating under the laws of the State of Minnesota (the "Company") is hereby changed by this Amendment ("Amendment") this 21st day of April, 2004.

WHEREAS, the Agreement shall be modified as follows:

No. 2 Melling Property Purchase, the $157,500 payment shall be due June 25,
2004.

No. 5 Development. The Company shall pay MCD ($200,000), $25,000 a month for eight consecutive months, commencing July 1, 2004 for said development.

No. 6 Bonneville World Speed Record Attempt/Sponsorship. Viper shall be responsible to find sponsorship for the Bonneville event and in turn MCD shall receive 35% of said sponsorship proceeds, with the balance to be used to fund the event.

All other terms and conditions of the Agreement shall remain in full force.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the day and year first above written.

Melling Consultancy Design                           Viper Motorcycle Company

/s/ Al Melling                                       /s/ John Fiebelkorn
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Principal                                            Chief Executive Officer